SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C. 20549


                       FORM 8-K/A

                     CURRENT REPORT






     Pursuant  to  Section  13 or 15  (d)  of   the  Securities  Exchange
     Act of 1934 Date of Report (Date of earliest event reported).



                          October 4, 1996



                    Plymouth Rubber Company, Inc.
     (Exact name of registrant as specified in its charter)



            Massachusetts             1-5197         04-1733970
     (State or other jurisdiction  (Commission      (IRS Employer
       of incorporation)       File Number)   Identification No.)



        104 Revere Street, Canton, Massachusetts          02021
        (Address of principal executive offices)         (Zip Code)



     Registrant's Telephone Number, including area code:  (617) 828-0220



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     Item 2.  Acquisition or Disposition of Assets.

     On October 4, 1996, LB Acquisition Corp., a wholly owned subsidiary of the company, acquired certain assets of Brite-Line Industries, Inc. out of foreclosure from Brite-Line's senior secured creditors for a cost of $150,000, paid with funds borrowed under the Company's existing line of credit. Pursuant to the asset purchase agreement, the Company will guarantee $2,100,000 of Brite-Line Industries' accounts receivable valued at $2,600,000. LB Acquisition Corp., to be re-named Brite-Line Technologies, Inc., intends to produce and market rubber-based highway marking tapes from the Denver, Colorado, facility formerly occupied by Brite-Line Industries, Inc.

     Included in the purchased assets are inventories, machinery and equipment, and intangibles including patents, trademarks, trade names, and state and municipal product approvals. The purchase will be accounted for as a purchase recorded on the acquiring company's balance sheet as inventory valued at $150,000 plus acquisition costs currently estimated at $150,000.




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     Item 7.   Financial Statements, Proforma Financial Information and
                    Exhibits



      (a)      Financial Statements of business acquired:

               The financial statements listed below of Brite-Line
                    Industries, Inc. are incorporated herein by reference.

               Fiscal year:

               Report of Independent Accountants

               Consolidated Balance sheets as of March 31, 1996 and
                    1995.

               Consolidated Statements of Operations for the years
                    ended March 31, 1996 and 1995.

               Consolidated Statements of Changes in Common
                    Stockholders' Deficit for the years ended March 31, 1996 and 1995.

               Consolidated Statements of Cash Flows for the years
                    ended March 31, 1996 and 1995.

               Notes to Consolidated Financial Statements

               Interim:

               Unaudited Consolidated Balance Sheet as of July 31,
                    1996.

               Unaudited Consolidated Statements of Operations for the
                    four months ended July 31, 1996 and 1995.

               Unaudited Consolidated Statements of Cash Flows for the
                    four months ended July 31, 1996 and 1995.

               Notes to Consolidated Financial Statements.

     (b)       Pro Forma Financial Information

               The unaudited pro forma condensed combined statement of
                    income of Plymouth Rubber Company, Inc. (the Company) and Brite-Line Industries, Inc. (Brite-Line) for the nine month period ended August 30, 1996 and for the most recent fiscal year ended December 1, 1995, reflect adjustments as if the transaction had occurred on December 1, 1994. The unaudited pro forma condensed combined balance sheet is presented as if the transaction had been consummated on August 30, 1996, the end of the Company's third fiscal quarter. The acquisition is being accounted for using the purchase method.

               The historical results of operations of Brite-Line for
                    the four month period ended February 29, 1996 have been included in both the pro forma condensed statement of income for the nine months ended August 30, 1996, and for the fiscal year ended December 1, 1995.

               The unaudited pro forma condensed combined financial
                    statements reflect the Company's allocation of the purchase price, including transaction costs, of approximately $300,000 to the assets and liabilities of Brite-Line based upon the Company's current estimates of the relative values of the assets acquired and liabilities assumed. The final allocation of the purchase price may vary as additional information is obtained, and accordingly, the ultimate allocation may differ from those used in the unaudited pro forma condensed consolidated financial statements.

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               The unaudited pro forma condensed combined financial
                    statements should be read in conjunction with the separate historical financial statements of Brite-Line appearing in answer to Item 7(a) of this current report on Form 8-K and the historical financial statements, related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company for the year ended December 1, 1995 and the nine month period ended August 30, 1996, previously filed with the Securities and Exchange Commission. The pro forma information is not necessarily indicative of the results that would have been reported if the acquisition had actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined companies.

      (c)      Exhibits:

               Exhibits required as part of this report are listed in
                    the Index to Exhibits appearing on Page 5.





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                      SIGNATURES




          Pursuant to the provisions of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                 PLYMOUTH RUBBER COMPANY, INC.
                                        (Registrant)



     Date:      December 18, 1996   By          Duane E. Wheeler
                                            Duane E. Wheeler
                                Vice President-Finance and Treasurer





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     INDEX TO EXHIBITS


          Exhibit No.                     Description

            (1)               Not Applicable
            (2)               Asset Purchase Agreement - Incorporated by
                                   reference to the Report on Form 8-K with cover page dated October 4, 1996.
            (4)               Not Applicable
           (16)               Not Applicable
           (17)               Not Applicable
           (20)               Not Applicable
           (23)               Not Applicable
           (24)               Not Applicable
           (27)               Not Applicable
           (99.1)             Brite-Line Industries, Inc. and
                              Subsidiaries Consolidated financial statements for the years ended March 31, 1996 and 1995, and the unaudited consolidated financial statements as of July 31, 1996, and for the four months ended July 31, 1996 and 1995.
           (99.2) Pro Forma Condensed Combined Balance Sheet as of August 30, 1996 (Unaudited). Pro
                              Forma Condensed Combined Statement of
                              Operations for the Year Ended December 1,
                              1995 (Unaudited). Pro Forma Condensed
                              Combined Statement of Operations for the Nine Months Ended August 30, 1996
                              (Unaudited).